REAL ESTATE PURCHASE AGREEMENT


1.  PARTIES.  The  parties to this Real Estate Purchase
Agreement (this "Agreement") are AEI Real Estate Fund
XVI Limited Partnership, a Minnesota limited partnership
("Seller"),whose address is 30 East Seventh Street,
1300 Minn. World Trade Center, St. Paul, MN 55101, and
JIFFY LUBE INTERNATIONAL OF MARYLAND, INC., a Maryland corporation (the "Purchaser"), whose principal address is 700 Milam, Houston, Texas 77002.

2. PURPOSE/PROPERTY. Pursuant to the terms of this Agreement, Seller will sell and the Purchaser will purchase those certain tracts of land identified as:

  (a) 5763 Samuell Blvd., City of Dallas, County of Dallas,
      State of Texas, and

  (b) 201  South First Street, City of Garland, County  of
      Dallas, State of Texas,

(each of which is called a "Property" in this Agreement"), being more fully described by metes and bounds on Exhibit A-1 and Exhibit A-2, respectively, attached hereto and made a part hereof for all purposes, together with any and all personal property located thereon as of the date of closing.

3. PURCHASE PRICE. The total purchase price for each of the Properties (including the consideration for any improvements or fixtures located at each of the Properties, if any) is SIX HUNDRED FIFTY THOUSAND and NO/100 DOLLARS ($650,000.00) (the "Purchase Price"), of which SIX HUNDRED THOUSAND and NO/100 DOLLARS is to be paid by wire transfer into Seller's account, subject to the adjustments described below, if any, at Closing, and FIFTY THOUSAND and NO/100 DOLLARS ($50,000.00) is to be evidenced by a promissory note delivered by the Purchaser to the Seller at Closing and is to be paid by the Purchaser's check or, at the Purchaser's option, by wire transfer into Seller's account upon the earlier of the following events: (a) the expiration of one year from the date of Closing, or (b) the expiration of ten days after the closing of the sale of the Property in question by Purchaser to a third party. The obligation to pay such FIFTY THOUSAND and NO/100 DOLLARS as part of the Purchase Price of each Property shall be secured by deeds of trust.

4. EARNEST MONEY DEPOSIT AND RATIFICATION OF LEASE. In lieu of Earnest Money Deposit, both Seller and Purchaser ratify and confirm that the properties are currently encumbered by Lease Agreements ("Lease") dated July 23, 1987 by and between Seller (as "Landlord") and Purchaser (as "Tenant"). In accordance with Paragraph 15 herein, should this Agreement terminate for any reason, the Lease shall continue in full force and effect throughout the term of the Lease. The parties confirm that the Lease shall remain in full force and effect from the date hereof until this Agreement is either terminated or Closing shall occur as contemplated hereunder.

5. TITLE. Title to the Properties is to be conveyed by a General Warranty Deed, in a form commonly used in the state in which the Property is located. The Properties will be conveyed in fee simple, subject to:

 (a) local and/or municipal zoning regulations, ordinances, building restrictions, regulations and any violations thereof;

 (b) all assessments, costs and charges for any and all municipal improvements affecting or benefiting the Property; and

 (c) covenants, restrictions, easements, agreements, encumbrances and defects in title of record, affecting or benefiting the Property, same being specifically described as indicated in the Title
     Report.

6. TITLE REPORT/COMMITMENT. Seller shall deliver to Purchaser, at Seller's sole cost and expense, a Commitment for Title Insurance ("the Title Commitment") indicating the present status of the title to the Properties within thirty (30) days of the effective date of this Agreement. The Title Commitment shall show all matters
affecting  title  to  the  Properties,   including   all
exceptions, easements, restrictions, right-of ways, covenant, reservations, encumbrances, and other conditions affecting the Properties which will appear in the Title Commitment. Within fifteen (15) days of the receipt of such Title Policy, Purchaser, if unsatisfied with the status of title, shall provide Seller with a written statement setting forth Purchaser's title objections (the "Notice of Title Objections"). In the event Seller elects to do so, Seller shall have fifteen (15) days from the receipt of the Notice of Title Objections within which to take such actions as are necessary to discharge the objections. If Seller is unable or unwilling to discharge the objections within the aforesaid fifteen (15) day period, Purchaser shall elect to (a) accept such title as Seller may be able to deliver or (b) terminate this Agreement by providing Seller with written notice of termination. Upon Seller's receipt of a notice of termination, this Agreement shall be deemed null and void, with neither party having any further rights, obligations or liabilities hereunder, and thereafter the Lease shall continue in full force and effect throughout the term of the Lease. If Seller does not receive a Notice of Title Objections within the aforementioned fifteen (15) day review period, then it shall be conclusively deemed that Purchaser is satisfied with the condition of title as shown on the Title Report and Purchaser shall have waived its right to object to the status of title.

7. HAZARDOUS MATERIALS. (a) Definition. As used in this Section 7, the phrase "Hazardous Materials" shall mean (1) any "hazardous waste" as defined by the resource Conversation and Recovery Act of 1976, as amended from time to time, and the regulations promulgated under that act; (2) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and the regulations promulgated under that act; (3) any oil, petroleum products, or
their byproducts;  and  (4) any    substance  now  regulated  by
any  federal,  state,  or  local governmental authority.

 (b) Purchaser's indemnity. The Purchaser shall defend, indemnify and hold the Seller harmless from any and all claims, demands, actions and causes of action, including reasonable attorney's fees, connected with or related to contamination of either Property by any Hazardous Materials which occurs or occurred at any time before the Purchaser sells such Property to a third party unrelated to Purchaser, provided that Seller gives Purchaser timely notice of such claims and a reasonable opportunity to defend against such claim and/or to conduct appropriate remedial measures, and provided further that under no circumstances shall the Purchaser be required to conduct remediation efforts not required by applicable governmental regulation.

8. DEFAULT; REMEDIES. If the conditions, if any, to Purchaser's obligation to close this transaction are satisfied or waived by Purchaser and Purchaser nevertheless fails, through no fault of Seller, to close the purchase of the Properties, Seller's sole remedy shall consist of the termination of this Agreement and thereafter the Lease Agreement shall continue in full force and effect throughout the term of the Lease. In the event Seller fails, through no fault of Purchaser, to close the sale of the Properties, Purchaser shall be entitled to termination of this Agreement and, thereafter the Lease Agreement shall continue in full force and effect throughout the term of the Lease.

9. POSSESSION. Purchaser is currently in possession of the Properties as Tenant under the Lease. Seller will transfer title of ownership at closing and the Lease between Seller (as "Landlord") and Purchaser (as "Tenant) shall be deemed to be terminated without the need for the parties to execute any formal documentation, unless otherwise agreed to by the parties.

10. TAXES AND UTILITY ASSESSMENTS. Real and personal property taxes, water and sewer assessments are currently paid by Purchaser, as Tenant under the Lease. Seller shall assist Purchaser with changing all taxes and utilities over to Purchaser's name.

11. TRANSFER TAXES AND OTHER CHARGES. Seller shall pay the cost of preparation of the General Warranty Deed,(text deleted RPJ/RAH) and shall pay its own attorney's fees. Purchaser shall pay the cost of(section revised pursuant to the agreement RPJ/RAH) any Deed of Trust recording fees, any Deed of Trust registration fees,
any   , investigations  performed  for  the  Properties  by
Purchaser, wire transfer fees (if applicable) and any attorney's fees incurred by Purchaser. Except as otherwise specified in Paragraph 12, Seller and Purchaser shall pay the customary costs as designated by the specific City and County the property is situated in, as setforth in Paragraph 2, which are incurred in connection with the purchase contemplated hereby, including any recording fees incurred in recording the deed and any other conveyance documents and any applicable realty transfer taxes.

12. TITLE INSURANCE. Seller, at its expense, shall provide Purchaser with a Title Commitment and a title insurance policy, if such policy is desired by Purchaser. Purchaser is responsible for the payment of any other costs and expenses, including costs incurred by Purchaser for title examination.

13. BROKER'S COMMISSION. Both Seller and Purchaser acknowledge that there is no real estate broker involved in this transaction and no commission is due to any party.

14. CLOSING. The closing of title to the Properties shall take place at the offices of REPUBLIC TITLE, 7001 PRESTON ROAD, SUITE 120, DALLAS, TEXAS 75205, and may be completed via mail transmittal of documentation and funds, at a time set forth in a written notice to close ("Notice to Close") sent by Seller to Purchaser. The Notice to Close shall set forth a closing date which shall not be more than thirty (30) days after all contingencies have been met, subject to fulfillment of the requirements of this Agreement. In any case, the Closing Date shall not be more than Ninety (90) days after the date of this Agreement, unless mutually extended by both parties.

15. TERMINATION/RISK OF LOSS AND CONDEMNATION. This Agreement will expire if there is no closing within the time specified in the Notice of Closing, plus any mutually agreed extensions of such time. In addition to other provisions for termination provided for herein, this Agreement may be terminated by the Purchaser prior to closing if:

 (a) all or part of the buildings, fixtures, equipment or improvements to be conveyed pursuant to this Agreement (excluding any equipment which is not repairable as of the date of this Agreement or constitutes Seller's Property) are destroyed or damaged beyond repair prior to closing; provided that such damage is not the result of the negligence or willful acts or omissions of Purchaser, its agents, representatives or visitors; or

 (b) all or a substantial part of the Property is condemned or Seller receives notice of an intended condemnation by any governmental authority prior to closing.

If the Purchaser proceeds to closing without terminating this Agreement, Purchaser shall be deemed to have waived any of the grounds upon which it could have terminated this Agreement; provided, however, in the event Purchaser proceeds with the purchase of the Property despite a notice of condemnation having been served on Seller, at closing Seller shall execute any and all documentation necessary to convey to Purchaser any and all rights that Seller may have regarding recovery in any condemnation proceeding relating to the Property commenced after closing. If Purchaser terminates this Agreement pursuant to the provisions of this Agreement, neither party shall have any claim for damages against the other for breach of this Agreement except that each party shall be responsible for its own out-of-pocket expenses incurred in connection with this transaction. Should this Agreement terminate for any reason, the Lease (as defined in Paragraph 4) shall remain in full force and effect.

16. WARRANTIES AND REPRESENTATIONS. Each party represents, warrants and covenants to the other party that;
(i) it has full authority to enter into this Agreement (ii) it agrees to be bound by the terms and conditions of this Agreement, and (iii) it agrees to perform its respective obligations. Seller further represents and warrants to Purchaser that all latent and patent defects relating to the Properties has been fully disclosed by Seller to Purchaser.

17. NOTICES. All notices and other communications required or permitted to be given or delivered hereunder shall be in writing and shall be delivered personally, transmitted by fax, sent by overnight courier, or by certified mail, postage prepaid and return receipt requested, directed to the party intended at the address set forth below, or at such other address as may be designated by such party by notice given to the other party in the manner described above, and shall be effective upon receipt:

Seller:                             Purchaser:
AEI Real Estate Fund                JIFFY LUBE INTERNATIONAL
30 East Seventh Street              OF MARYLAND, INC.
1300 Minn. World Trade Center       700 Milam St.
St. Paul, MN 55101                  Houston, TX 77002
                                    ATTN:Real Estate Department



18. SURVIVAL. Upon execution of this Agreement, this Agreement shall survive the consummation of the transaction and the delivery of the General Warranty Deed and any other conveyance documents from Seller to Purchaser on the Closing Date, and all the terms and conditions hereof shall be and remain in full force and effect between the parties.


19. MODIFICATION. This Agreement supersedes any and all prior discussions and agreements between Seller and Purchaser with respect to the purchase of the Properties and other matters contained herein, and this Agreement contains the sole and entire understanding between the parties hereto with respect to the transaction contemplated herein. This Agreement shall not be modified or amended, except by written agreement executed by both parties.


20. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state in which the Properties are located.

21. TIME. Time is and shall be the essence of this Agreement.

22.  EXECUTION.  This Agreement may be executed  in  two  or more counterparts, each of which shall be deemed to be an
original  but all   of  which  together  shall  constitute  one
and  the   same instrument.

25. EFFECTIVE DATE. This Agreement shall be effective as of the date on which it has been completely executed on behalf of both Seller and the Purchaser, and null and void if not signed by both parties before August 30, 1995. (Parties changed date from August 24 RPJ/RAH)

26. CO-TENANCY INTERESTS. Seller holds fee title to the Properties in co-tenancy with its affiliate AEI Real Estate Fund XVII Limited Partnership ("Fund XVII"). Fund XVII joins herein to evidence its consent to the sale of Fund XVII's interest in the Property and shall join in the Deed as its respective interests shall appear. Fund XVII holds an undivided 75% interest in the Property described in paragraph 2(a), and an
undivided 50% interest in  the Property   described  in
paragraph  2(b).  The  parties   further acknowledge and agree
that Seller and Fund XVII shall be entitled to the benefits of the sales proceeds, Notes and Deeds of Trust in proportion to their respective interests, but for accommodation purposes the Note and Deed of Trust shall run from Purchaser only to Seller.


AEI REAL ESTATE FUND XVI             JIFFY LUBE INTERNATIONAL OF
LIMITED PARTNERSHIP                  MARYLAND, INC.
By: AEI FUND MANAGEMENT XVI, INC.
    its corporate general partner
By:  /s/ Robert P. Johnson           By: /s/ Richard A. Holmes
Name:    Robert P. Johnson                   Richard A. Holmes
Title:   President                           Vice President
Date:    8-25-95                     Date:  8/28/95

AEI REAL ESTATE FUND XVII LIMITED PARTNERSHIP
By: AEI FUND MANAGEMENT XVII, INC.
    its corporate general partner

By: /s/ Robert P. Johnson
Name:   Robert P. Johnson
Title:  President
Date:   8-25-95





                            EXHIBITS "A-1" & "A-2"
                        SEE ATTACHED LEGAL DESCRIPTIONS






                        EXHIBIT "A-1"



Being  part of Lot 6 and 7A, Block A/8472, REPLAT OF
THORNTON MILLER CENTRE, an addition to the City of Dallas, a plat of same being recorded in the Deed Records of Dallas County, Texas, in Volume 85174 at Page 5253, and being particularly described as follows:

BEGINNING at a steel rod set in the South line of said Lot 6 a distance of 155.00 feet Westerly along said South line from the Southeast corner of said Lot 6, said South line being a curve having a radius of 2804.79 and chord bearing South 89 degrees 23 minutes 37 seconds West 154.99 feet, said beginning point being in the North line of Samuell Boulevard;

THENCE Westerly with a curve to the right and along South line of said Lot 6 and North line of Samuell Boulevard, said curve having a central angle of 01 degrees 15 minutes
59 seconds, a radius of 2804.79 feet for a total distance of 62.00 feet to stake for corner;

THENCE North 00 degrees 28 minutes 35 seconds East 208.11 feet to iron stake set for corner, said stake also being in a South line of said Lot 7A;

THENCE North 42 degrees 43 minutes 12 seconds East across said Lot 7A 20.26 feet to iron stake set for corner, said stake also being the Southwest corner of Lot 8 of said Block
A/8472;

THENCE South 89 degrees 31 minutes 25 seconds East with the South line of said Lot 8 and a North line of said Lot 7A
48.36 feet to a steel rod set for a corner;

THENCE South 00 degrees 28 minutes 35 seconds West 224.44 feet to PLACE OF BEGINNING and containing 13,775.99 square feet of land, more or less.



                            EXHIBIT "A2"




              201 SOUTH FIRST STREET, GARLAND, TEXAS

BEING ALL of LOT 1 and all of LOT 2 except that part conveyed by W. F. Wallace to the State of Texas by deed filed September 3, 1969, and recorded in Volume 69171, Page
2178  of  the  Deed  Records of Dallas  County,  Texas,  in
Brackett's Subdivision, an Addition to the City of Garland,
Texas, according to the plat thereof recorded in Volume 8, Page 427, Map Records, Dallas County, Texas, said property being described by metes and bounds as follows:

BEGINNING at the intersection of the south line of Avenue A with the west line of S. First Street, both 50.0 feet wide, said beginning point being the northeast corner of said Lot
1;

THENCE  south,  along the west line of S. First  Street,  a
distance  of  128.27  feet  to  a  point  for  corner,  the
northeast  corner of said State of Texas tract, being  2.73
feet north of the southeast corner of said Lot 2;

THENCE westerly, along the north line of said State of Texas tract, a distance of 125.0 feet to a point for corner, being 2.74 feet north of the southeast corner of said Lot 2;

THENCE north, along the west line of Lots 2 and 1, a distance of 128.26 feet to a point for corner, the northwest corner of said Lot 1 on the south line of Avenue A;

THENCE east, along the south line of Avenue A, a distance of 125.0 feet to the place of beginning;

Containing 16,033 square feet of land, more or less.